INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-45827, 333-27507, 333-39547, 333-36445 and 333-37306 of EMCORE Corporation
on Form S-8 of our report dated June 16, 2000, appearing in this Annual Report on Form 11-K of EMCORE Corporation 401(k) Savings Plan for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
June 28, 2000